                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                           The Intercept Group, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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Notes:

                        [LETTERHEAD OF INTERCEPT GROUP]



                            3150 Holcomb Bridge Road
                                   Suite 200
                            Norcross, Georgia  30071
                                                                  April 13, 2001

Dear Shareholder:

     We cordially invite you to attend our Annual Meeting of Shareholders to be held on May 15, 2001 at 9:00 a.m. local time at our corporate headquarters at the above address. At the Annual Meeting, the Board of Directors will ask the shareholders to:

     1. elect two directors to serve on our Board of Directors, each for a three year term;

     2. ratify the appointment of Arthur Andersen LLP as our independent public accountants;

     3.  approve The InterCept Group, Inc. 2001 Employee Stock Purchase Plan;
         and

     4. transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     We have included a copy of our Annual Report to shareholders with the Proxy Statement. We encourage you to read the Annual Report. It includes our audited financial statements for the year ended December 31, 2000 as well as information on our operations, markets, products and services.

     We urge you to review the Proxy Statement and Annual Report. Whether or not you plan to attend the Annual Meeting, we ask that you read the material on the following pages and promptly submit your proxy card in the enclosed postage paid envelope. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy card.

     Your vote is very important, and we appreciate your cooperation in considering and acting on the matters presented.

                                          Sincerely,

                                          /s/ John W. Collins
                                          ---------------------------
                                          John W. Collins
                                          Chief Executive Officer and
                                          Chairman of the Board

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Our 2001 Annual Meeting of Shareholders will be held at the following place and time:


     Date:   May 15, 2001
     Time:   9:00 a.m. local time
     Place:  The InterCept Group, Inc.
             3150 Holcomb Bridge Road
             Suite 200
             Norcross, Georgia  30071

The purposes of the Annual Meeting are:

     1.  To elect two directors;
     2.  To ratify the appointment of our independent accountants;
     3. To approve The InterCept Group, Inc. 2001 Employee Stock Purchase Plan; and
     4. To transact any other business that may properly come before the meeting or any adjournments thereof.

By Order of the Board of Directors


/s/ John W. Collins
------------------------------
John W. Collins
Chairman of the Board and
Chief Executive Officer
April 13, 2001

________________________________________________________________________________

The Board of Directors has fixed the close of business on March 20, 2001 as the record date for determining the shareholders who will be entitled to vote at the Annual Meeting. Only shareholders of record as of that time and date will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

Our corporate offices are accessible to all shareholders. A sign language interpreter will be provided if requested; requests should be directed to the Corporate Secretary, The Intercept Group, Inc., 3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia 30071 and received no later than April 21, 2001.

                           The InterCept Group, Inc.
                      3150 Holcomb Bridge Road, Suite 200
                            Norcross, Georgia 30071
                                 (770) 248-9600
             ______________________________________________________

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 15, 2001
             ______________________________________________________

     This Proxy Statement and the accompanying proxy card are being mailed, beginning on or about April 16, 2001, to holders of our common stock in connection with the solicitation of proxies by the Board of Directors for our 2001 Annual Meeting of Shareholders. This proxy procedure is necessary to permit all our shareholders, many of whom live throughout the United States and are unable to attend the Annual Meeting, to vote.

     At the Annual Meeting, the Board of Directors will ask our shareholders to:

     (1)  elect two directors;
     (2)  ratify the appointment of independent accountants;
     (3) to consider and act upon the proposal to offer employees an Employee Stock Purchase Plan; and
     (4) transact any other business that may properly come before the meeting or any adjournments thereof.

     Except for procedural matters, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, a majority of the Board of Directors will determine the manner in which the person named in the proxy card will vote the shares represented by the proxies on such matters.

     The Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.


                           THE DATE OF THIS PROXY IS

                                 APRIL 13, 2001

                               TABLE OF CONTENTS

Voting Procedures................................................................   1

Corporate Governance.............................................................   2

Election Of Directors (Proposal 1)...............................................   5

Ratification Of Appointment Of Independent Public Accountants (Proposal 2).......   8

Approval of Our 2001 Employee Stock Purchase Plan (Proposal 3)...................   9

Executive Compensation...........................................................  13

Employment Agreements............................................................  17

Report Of The Compensation And Stock Option Committee On Executive Compensation..  18

Stock Performance Graph..........................................................  20

Security Ownership...............................................................  21

Submission Of Shareholder Proposals And Director Nominations.....................  22

Available Information............................................................  22

Other Business...................................................................  23

                               VOTING PROCEDURES

Your vote is very important. Your shares can be voted at the Annual Meeting only if you are present or if you have sent in your proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to assure that your shares will be represented. You may revoke this proxy at any time before it is voted at the Annual Meeting, by written notice to our corporate Secretary, by delivering to us a proxy bearing a later date, or by casting a ballot at the Annual Meeting. Properly executed proxies that are received before the Annual Meeting's adjournment will be voted in accordance with the directions provided in the proxy. If no directions are given, your shares will be voted FOR Proposal 1 to elect two nominees to the Board of Directors as
         --------------
directors, FOR Proposal 2 to ratify the appointment of Arthur Anderson LLP as
           --------------
independent public accountants for us for the year ending December 31, 2001 and FOR Proposal 3 to approve The InterCept Group, Inc. 2001 Employee Stock Purchase
--------------
Plan.


Who can vote? Shareholders as of the close of business on March 20, 2001 are entitled to vote. On that day, 14,219,725 shares of common stock were outstanding and eligible to vote. Each share entitles the holder to one vote on each matter presented at the Annual Meeting. A list of shareholders eligible to vote will be available at the offices of The InterCept Group, Inc., 3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia 30071, beginning April 14, 2001. Shareholders may examine this list during normal business hours for any purpose relating to the Annual Meeting.

How do I vote? You may vote in person at the Annual Meeting. If you do not attend the Annual Meeting and vote in person, you may vote your shares by proxy through the mail. Whether or not you plan to attend the Annual Meeting, we ask you to send in your proxy. To vote by mail, simply mark, sign and date the enclosed proxy card, then return it to us.

If you sign and return a proxy card without indicating your voting instructions, the named proxies will vote your shares FOR Proposal 1 to elect the two nominees
                                        --------------
of the Board of Directors as directors, FOR Proposal 2 to ratify the appointment
                                        --------------
of Arthur Andersen LLP as independent public accountants for the year ending December 31, 2001, and FOR Proposal 3 to approve The InterCept Group, Inc. 2001
                       --------------
Employee Stock Purchase Plan.

Can I change my proxy? You can revoke your proxy at any time before the Annual Meeting by sending a properly signed written notice of your revocation to our corporate Secretary, by delivering to us another proxy that is properly signed and bears a later date than the proxy you wish to revoke or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. You should direct any written notices of revocation and related correspondence to: The InterCept Group, Inc., 3150 Holcomb Bridge Road, Suite 200, Norcross, Georgia 30071, Attention: Scott R. Meyerhoff, Secretary.

How are votes counted? The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented. In determining whether a quorum exists at the Annual Meeting for purposes of all matters to be voted on, shares will be counted if they are represented at the meeting for any purpose other than to object to holding the meeting or transacting business at the meeting. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum has been reached, but will have no effect on the voting. "Broker non-votes" occur when nominees, such as banks and brokers, holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial owners before the Annual Meeting.

There are different voting requirements for the various proposals. Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that only votes cast for a nominee will be counted, and the nominees for director who receive the most votes will be elected as directors. Broker non-votes and instructions to withhold authority to vote for one or more of the nominees for director will result in those nominees receiving fewer votes. Shareholders do not have cumulative voting rights.

The ratification of the appointment of the independent public accountants and the approval of the Employee Stock Purchase Plan each requires the approval of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal, and broker non-votes will have no effect on the vote.

Who will count the vote? The chairman of the Annual Meeting will appoint the inspectors of the election for the Annual Meeting who will tabulate shareholders' votes. The inspectors of the election will count all shares represented and entitled to vote on a proposal as present, whether voted for or against the proposal or whether the shareholder abstains from voting.

Is my vote confidential? We have a policy of vote confidentiality. Your vote may not be disclosed to our Board of Directors or management except as may be required by law and in other limited circumstances.

Who pays for the cost of the proxy solicitation? We have solicited the enclosed proxy for use at the Annual Meeting. We will pay the cost involved in soliciting proxies. In addition to the use of the mails, our officers, directors and employees will solicit proxies personally or by telephone or facsimile transmission. These individuals will not be compensated specifically for their solicitation activities. We will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for them to forward proxy materials to the beneficial owners of shares held of record. We will reimburse these persons for their reasonable expenses.

________________________________________________________________________________
________________________________________________________________________________

                              CORPORATE GOVERNANCE

Our business, property and affairs are managed under the direction of the Board of Directors. Although directors are not involved in the day-to-day operating details, they are kept informed of our business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the Chairman of the Board and Chief Executive Officer and other officers at meetings of the Board of Directors and committees of the Board.

Meetings of the Board. The Board of Directors held four meetings in 2000. Each of the incumbent directors attended at least 75% of the Board and committee meetings to which he was assigned. The directors in the aggregate attended 100% of their Board and assigned committee meetings.

Committees of the Board of Directors. The Board of Directors has established an Executive Committee, an Audit Committee and a Compensation and Stock Option Committee.

Executive Committee - may exercise the full power and authority of the Board to approve acquisitions. Messrs. Collins, Jackson and Sturm currently serve on this committee. This committee generally meets when action is necessary between scheduled Board meetings, when a limited time frame exists and a Board quorum is not readily available. The Executive Committee approves company merger and acquisition transactions up to $2 million per transaction with a limit of three transactions quarterly. The Executive Committee did not meet in 2000.

Audit Committee - has the responsibility of reviewing our financial statements and financial statements of our subsidiaries, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The Audit Committee also recommends to our Board of Directors the appointment of our independent auditors for the next fiscal year, reviews and approves our auditor's audit plans, and reviews with our independent auditors the results of the audit and management's responses. The Audit Committee has discussed with our independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61. The Audit Committee has also received from our independent auditors the written disclosures and the letter required by Independent Standards Board Standard No. 1 and has discussed with the independent auditors the independent auditor's independence from our company and its management. The Audit Committee reported its findings to our Board of Directors. The Audit Committee's report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference, and shall not be deemed filed under such acts.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2000 for filing with the SEC. The Audit Committee is composed of Messrs. Burke, Knox and Schneider. Each of these members is considered "independent" under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. The Audit Committee met one time during 2000. Our Board of Directors has adopted a written charter for our Audit Committee, which is attached to this proxy statement as Appendix A.

Compensation and Stock Option Committee - oversees our management of human resources activities, including determination of compensation for senior management, the granting of stock options, and the administration of our stock option and other employee benefit plans. Messrs. Knox, Schneider and Burke currently serve on this committee. The Compensation and Stock Option Committee met one time in 2000.

Nominating Committee - We do not have a nominating committee. The Board of Directors nominates candidates to stand for election as directors. The Bylaws permit shareholders to make nominations for directors but only if such nominations are made timely and by notice in writing to our corporate Secretary and in compliance with our bylaws.

Director Compensation. We pay our directors $250.00 for each meeting they attend for their services as our directors. Upon initial election to the Board of Directors, non-employee directors owning less than 4% of our common stock received options to acquire 35,000 shares of common stock, 11,667 of which vested immediately and the remainder of which vest ratably on the first and second anniversaries of such initial election. In addition, on each anniversary date of a director's initial election to the Board of Directors, each director receives an automatic grant of options to acquire 10,000 shares of common stock which vest on the date of grant. The exercise price of these options is equal to the fair market value of the common stock on the date of grant. Directors may be reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or its committees and for other expenses incurred in their capacity as directors.

Indemnification. We indemnify our directors and officers to the fullest extent permitted by law so that they will serve free from undue concern that they will be held personally liable for our liabilities. This is required under our bylaws and we have also signed agreements with each of our directors and officers contractually providing this indemnification to them.

Certain Relationships and Related Transactions. The following is a summary of certain transactions and relationships among our associated entities and us, and among our directors, executive officers and shareholders and our associated entities during 2000.

Other Transactions and Relationships. We provided long distance phone services to Towne Services, Inc. totaling approximately $236,000 in 2000. Towne Services, Inc. is a publicly-held Atlanta based company. Messrs. Collins, Schneider and Sturm are directors of Towne Services, Inc.

We own approximately 28.0% of the outstanding stock of Netzee. We have agreed to provide Netzee with a $15.0 million revolving line of credit. The credit facility expires in January 2003 and all outstanding amounts bear interest at the prime rate plus 2.0%. As of March 20, 2001, Netzee had $6.6 million outstanding under the credit facility. Four of our directors also serve as directors of Netzee and one of whom, Donny R. Jackson, is the Chief Executive Officer of Netzee.

Company Policy. All transactions with our shareholders, affiliates, officers and directors, if any, are subject to the approval of a majority of the independent and disinterested outside directors and are conducted on terms no less favorable than could be obtained from unaffiliated third parties on an arm's length basis. This has been our policy since June 9, 1998, the date of our initial public offering.

                       ELECTION OF DIRECTORS (PROPOSAL 1)
________________________________________________________________________________

In accordance with our Articles of Incorporation, our Board of Directors shall consist of at least 4 and no more than 12 directors. Our directors are divided into three classes, each class as nearly equal in number as possible. The Board of Directors determines the number of directors within these limits. The term of office of only one class of directors expires in each year. The directors elected at the Annual Meeting will hold office for a term of three years or until their successors are elected and qualified.

At this Annual Meeting, two directors will be elected. Unless otherwise specified on the proxy card, the persons named as proxies will vote in favor of the election of the persons named below as nominees. All nominees currently serve as our directors. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the persons named as proxies will vote in favor of the election of such other person as the Board of Directors may recommend. Directors will be elected by a plurality of the votes cast at the Annual Meeting. There are no cumulative voting rights in the election of directors.

The following biographies provide a brief description of each nominee's principal occupation and business experience, age (as of March 31, 2001) and directorships held in other public corporations.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED NOMINEES
                                             ---

Information as to Director Nominees and Other Directors. Our director nominees and other directors and their ages and terms of office as of March 31, 2001 are as follows:


Director Nominees
-----------------
Name                    Age     Class                   Position with Company                     Term Expires
-------------------    -----   -------  -----------------------------------------------------  ------------------
John W. Collins         53      III      Chief Executive Officer and Chairman of the Board             2001
Donny R. Jackson        52      III      Director                                                      2001


Other Directors
---------------
Name                    Age     Class                   Position with Company                     Term Expires
-------------------    -----   -------  -----------------------------------------------------  ------------------
Glenn W. Sturm          47      I        Director                                                     2002
Jon R. Burke            53      I        Director                                                     2002
Boone A. Knox           64      II       Director                                                     2003
John D. Schneider, Jr.  47      II       Director                                                     2003


Other Executive Officers
------------------------
Name                        Age                            Position with Company
------------------------  -------  ---------------------------------------------------------------------
Michael R. Boian            61      Executive Vice President
Kenneth E. Kudrey           50      Senior Vice President
Scott R. Meyerhoff          32      Senior Vice President
Michael D. Sulpy            40      Executive Vice President

Biographical Information for Director Nominees.

John W. Collins, one of our co-founders, has served as our Chief Executive Officer and Chairman of our Board of Directors since our formation. Mr. Collins also has served as the Chairman and Chief Executive Officer of InterCept Switch since our formation in 1996. Mr. Collins co-founded and served as an officer and/or director of each of our subsidiaries prior to their merger with us in January 1998. Mr. Collins has served as Chairman of the Board of Directors of Netzee since its inception in 1999. Mr. Collins also served as Chairman of InterCept Communications Technologies, L.L.C. prior to its merger with us in January 1998. Mr. Collins has over 27 years of experience in multiple areas of electronic commerce for community financial institutions. Mr. Collins also serves as a director for Towne Services, Inc.

Donny R. Jackson, one of our co-founders, has served as the President and Chief Operating Officer and a director of Netzee since October 2000. Prior to joining Netzee, Mr. Jackson served as our President, Chief Operating Officer and one of our directors since our formation. Mr. Jackson also has served as the President and Chief Operating Officer of InterCept Switch since its formation in 1996. Mr. Jackson was President and Chief Operating Officer and a director of our predecessor company from July 1996 until its merger with us. Mr. Jackson has also served as an officer and director of many of our subsidiary companies. Prior to joining us, Mr. Jackson was the President of Bank Atlanta from 1991 to 1992. Mr. Jackson has over 25 years of experience working with community financial institutions, including in service bureau, enterprise software and other processing and accounting operations.

Biographical Information for Other Directors

Jon R. Burke has served as one of our directors since February 1998. He is presently the managing member of Capital Appreciation Management Company, L.L.C., which is the managing general partner of an Atlanta-based merchant banking fund specializing in acquiring controlling interests in companies located in the southeastern United States. He has served as a director of Netzee since October 1999 and also serves as a director of HealthTronics, Inc., a provider of noninvasive treatment solutions for multiple urologic and orthopedic conditions. Mr. Burke is also a principal with Brown, Burke Capital Partners, Inc., which provides financial advisory services to middle market corporations in connection with mergers and acquisitions and financing. From 1973 to 1996, Mr. Burke was employed by The Robinson-Humphrey Company, Inc., most recently serving as a Senior Vice President and the head of its financial institutions/banking research.

Boone A. Knox has served as one of our directors since February 1998. He is a director of Merry Land Properties, a publicly held real estate investment trust, a director of Cousins Properties, Inc., a publicly-held Atlanta-based real estate development company and is also a director of Equity Residential Properties Trust, a publicly-held Chicago based real estate investment company. He serves as Chairman of the Board of Directors of the southeast division (formerly Allied Bank of Georgia) of

Regions Financial Corp., and served as Allied's President and Chief Executive Officer from 1975 through 1986. He was Chairman of the Board of Directors of Merry Land & Investment Co. from December 1996 until October 1998. He was Chairman of the Board of Directors and Chief Executive Officer of Allied Bankshares, Inc., the holding company of Allied, from its formation in 1984 until January 1997.

John D. Schneider, Jr. has served as one of our directors since January 2000. For the past 13 years, Mr. Schneider has served as a director, President and Chief Executive Officer of Bankers Bancorp Inc., a bank holding company. He is a director, President and Chief Executive Officer of Independent Bankers Bank and Chairman of Bankers Bank Service Corporation, subsidiaries of Bankers Bancorp Inc., in Springfield, Illinois. Mr. Schneider is also a director of Towne Services, Inc., Sullivan Bancshares, Inc., First National Bank of Sullivan and Community Bank Mortgage Corp.

Glenn W. Sturm has served as one of our directors since May 1997. Mr. Sturm has been a partner in the law firm of Nelson Mullins Riley & Scarborough, L.L.P. since 1992, where he serves as a member of its executive committee. Mr. Sturm served as Netzee's Chief Executive Officer since its inception in 1999 until October 2000. Mr. Sturm has served as a director of Netzee since its inception in 1999. Since 1996, Mr. Sturm has also served as a director of Towne Services, Inc., a publicly-held provider of electronic commerce products and services for small and mid-sized businesses and community banks.

Biographical Information for Other Executive Officers

Scott R. Meyerhoff has served as our Chief Financial Officer and Secretary since January 1998, as our Vice President of Finance since March 1999, and additionally as our Senior Vice President of Finance since March 2000. For the seven years prior to joining us, Mr. Meyerhoff was employed by Arthur Andersen LLP, most recently as an audit manager. Mr. Meyerhoff received his B.S. degree, with honors, in accounting from The Pennsylvania State University, where he was member of The University's Scholars Program. He is a Certified Public Accountant.

Michael R. Boian has served as our Executive Vice President of Alliances and Strategic Partners since March 1999 and was our Executive Vice President of Sales and Marketing from January 1998 until March 1999. From February 1997 to January 1998, Mr. Boian served as our Vice President of Sales and Marketing. Prior to joining us, he was Regional Vice-President of Debit Services for MasterCard International from May 1992 to November 1996. Mr. Boian has over 34 years of financial technology experience, primarily in electronic funds transfer and authorization systems, including debit and credit authorization systems.

Michael D. Sulpy has served as our Executive Vice President of Network Communications since January 1998. Mr. Sulpy co-founded InterCept Communications Technologies, L.L.C. in March 1996 and served as its Vice President of Communications until its merger with us in January 1998. He joined InterCept Communications Technologies in 1987, and from January 1993 to January 1996, he served as its network manager, responsible for data network design and maintenance and personnel training. Mr. Sulpy has over 16 years of data communications management and telecommunications network experience.

Kenneth E. Kudrey has served as our Senior Vice President of Data Processing since May 1999. From February 1983 to May 1999 he was the general manager of L.E. Vickers & Associates, Inc., a company providing data processing and check imaging services to community financial institutions. Mr. Kudrey has over 23 years of banking technology experience.

________________________________________________________________________________

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                  (PROPOSAL 2)
________________________________________________________________________________

Upon recommendation of the Audit Committee, the Board of Directors has appointed the firm of Arthur Andersen LLP to continue as our independent public accountants for the year ending December 31, 2001, subject to ratification of such appointment by our shareholders. Arthur Andersen has served as our independent public accountants since 1997. Unless otherwise indicated, the persons named as proxies in the proxy card will vote in favor of ratifying the appointment of Arthur Andersen, independent certified public accountants, to audit our books and accounts for the year ending December 31, 2001. The Board of Directors has not determined what action the Board of Directors would take if the shareholders do not ratify the appointment.

One or more representatives of Arthur Andersen are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                                                           ---
               RATIFICATION OF OUR INDEPENDENT PUBLIC ACCOUNTANTS

Audit Fees

The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year, were $95,960.

Financial Information Systems Design and Implementation Fees

Arthur Andersen LLP did not render professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

The aggregate fees billed by Arthur Andersen LLP for services rendered to us, other than the services described above under "Audit Fees" for the fiscal year ended December 31, 2000, were $266,465. These other fees relate primarily to audit and tax activities related to acquired entities.

The Audit Committee has discussed the provision of services described above under "All Other Fees," and believes that the independence of Arthur Andersen LLP is not compromised by the provision of these services.

________________________________________________________________________________

               APPROVAL OF OUR 2001 EMPLOYEE STOCK PURCHASE PLAN
                                 (PROPOSAL 3)
________________________________________________________________________________



The Board of Directors has adopted, subject to shareholder approval, The InterCept Group, Inc. 2001 Employee Stock Purchase Plan, which we refer to as our "Employee Stock Purchase Plan" or "Plan." The Plan is designed to encourage ownership of our common stock by our employees, encourage their interest in our success, and provide incentives for them to remain with us. The Plan is being presented to our shareholders for their approval for the purpose of qualifying it as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986.

Vote Required. Approval of the Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Assuming the existence of a quorum, broker non-votes and abstentions will be disregarded and will have no effect on the outcome of the vote.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                                                           ---
                  APPROVAL OF OUR EMPLOYEE STOCK PURCHASE PLAN


Summary of the Plan. The following description of the Plan is a summary and is not complete. This summary is qualified by reference to the Plan, a form of which is attached as Appendix B. We urge you to read the form of the Plan in its entirety.

Introduction. The purpose of our Employee Stock Purchase Plan is to encourage ownership of our common stock by our eligible employees and certain eligible employees of our subsidiaries. We believe that ownership of our common stock will increase our employees' interest in our success and will provide an additional incentive for our employees to remain with us or our participating subsidiaries. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code.

Our Plan authorizes the sale of not more than 500,000 shares of our common stock. The number of shares under the Plan will be adjusted for any change in the number of outstanding shares of common stock resulting from a stock split, a reverse stock split, a combination or reclassification of our common stock, the payment of dividends in the form of common stock, or from any other increase or decrease in the number of shares of common stock effected without receipt of consideration by us.

Administration. The Plan is administered by the Board of Directors or any committee that it designates to administer the Plan. The administrator may delegate its administrative functions as it deems appropriate under the circumstances.

Eligibility and Participation. To be eligible to participate in the Plan, an employee must be a common law employee of InterCept (or one of our subsidiaries that is selected by the Plan administrator) who is customarily employed at least 30 hours per week and five months in any calendar year, and who does not own 5% or more of the total combined voting power or value of all of our common stock.

Employees may elect to participate in the Plan for the purchase period (a calendar quarter) by properly completing and filing a subscription form with the administrator at any time during the calendar quarter immediately preceding the purchase period.

Purchase of Shares. A subscription to purchase shares of our common stock will be in effect until it is amended or revoked by the employee. An employee, as part of his or her election to participate in the Plan, will authorize us to withhold an amount, which may not exceed 10% of his or her base salary or regular wages (including overtime) paid during the purchase period. Each employee's payroll deductions will be credited to a subscription account established for him or her by the administrator. Employees may not make any contribution under the Plan except through payroll deductions.

On the first trading day after the beginning of the next purchase period, the balance credited to an employee's subscription account automatically will be used to purchase from us shares of common stock at the purchase price (as defined below), up to the maximum number of shares permitted under the Plan. No employee may purchase more than the lesser of 10% of his/her Compensation or $25,000 worth of common stock (determined at the fair market value of the shares at the time the rights are granted) under all employee stock purchase plans applicable to the employee in any calendar year.

The maximum amount that can be purchased during any purchase period also may be limited by the number of authorized shares remaining for sale under the Plan. Any payroll deductions accumulated in an employees account that are not sufficient to purchase a full share will be retained in the employee's subscription account for the subsequent purchase period. If an employee's subscription account has a cash balance remaining at the end of a purchase period for any other reason, including a limitation on the number of authorized shares, this balance will be returned to the employee.

Purchase Price. The purchase price for shares of common stock under the Plan will be the lesser of 85% of the closing price of our common stock on The Nasdaq National on the first day of the purchase period or on the purchase date.

Subscription Amendment. An employee may amend his or her subscription during a purchase period to increase, reduce or stop payroll deductions. These amendments may be limited by the administrator, in its discretion. If an employee's subscription account has a cash balance remaining when he or she stops deductions, this balance will be retained in the employee's subscription account and used to purchase shares at the end of the then-current purchase period. However, an employee may withdraw all, but not less than all, of his or her deductions, by withdrawing from the Plan.

Termination of Employment and Transferability. If an individual's eligibility status terminates for any reason before the last day of the purchase period, the termination will cause payroll deductions to cease immediately. If the employee's subscription account has a cash balance remaining when he or she terminates, this balance will be returned to the employee or, if appropriate, the employee's beneficiary.

No employee may assign, transfer or otherwise dispose of the balance credited to his or her subscription account, or his or her right to purchase common stock pursuant to the Plan.

Effect of Certain Corporate Events. In the event of a dissolution, liquidation, merger or change of control of Intercept, either the surviving entity will assume the rights under the Plan (or substitute similar rights) or the purchase date will be accelerated to allow the outstanding rights to be exercise before such an event occurs.

Amendment and Termination of Plan. The Plan may be amended from time to time by the Plan administrator. Certain amendments may be subject to the approval of our shareholders to the extent this approval is required by Section 423 of the Internal Revenue Code, the laws of the State Georgia or the rules of the NASD. The board of directors may terminate the Plan or any purchase period at any time.

Federal Income Tax Consequences. The following is only a brief summary of the current U.S. federal income tax law applicable to employees who participate in the Plan and are both citizens and residents of the U.S. This summary assumes that the Plan satisfies the requirements of Section 423 of the Internal Revenue Code. It is intended solely for general information. The federal income tax law and regulations are frequently amended, and individual circumstances may vary results.

The amounts deducted from an employee's pay to purchase shares of our common stock will be taxable income to the employee. These amounts must be included in gross income for federal income tax purposes in the year in which the amounts otherwise would have been paid to the employee. An employee will not be required to recognize any income for federal income tax purposes upon the purchase of shares. However, the employee will determine his or her taxable income for the year in which he or she sells or otherwise disposes of shares purchased under the Plan in accordance with the following paragraphs.

The federal income tax consequences of a sale or disposition of shares of common stock acquired under the Plan depend in part on the length of time the shares are held by an employee. If an employee sells or otherwise disposes of shares acquired under the Plan (other than any transfer resulting from death) within two years after the first day of the purchase period for the shares, the employee must recognize ordinary income in the year of the sale or disposition. The ordinary income will be recognized in an amount equal to the fair market value of the shares on the date they were purchased less the purchase price. This amount of ordinary income is recognized by the employee even if the fair market value of the shares has decreased since the date the shares were purchased. The ordinary income recognized is added to the employee's basis in the shares. After increasing the basis by the amount of the ordinary income recognized, any gain realized on the sale or disposition in excess of the basis in the shares will be taxed as capital gain, and any loss realized will be a capital loss. Whether the capital gain or loss will be long-term or short-term will depend on how long the shares were held.

If an employee sells or otherwise disposes of shares of common stock acquired under the Plan after holding the shares for two years after the first day of the purchase period for the shares, or the employee dies, he or she must include as ordinary income in the year of sale (or the taxable year ending with his or her death) an amount equal to the lesser of 15% of the fair market value of the shares on the first day of the purchase period, or the fair market value of the shares on the date he or she sells or otherwise disposes of the shares, or on the date of death, less the purchase price.

Except in the case of a transfer as a result of death, the amount of ordinary income recognized by the employee is added to his or her basis in the shares. The basis of shares transferred as a result of the death of an employee will not be increased as a result of the ordinary income recognized by the deceased employee. After increasing the basis in the shares by the ordinary income recognized, any gain realized on the sale or disposition in excess of the employee's basis will be taxed as a long-term capital gain. Any loss realized will be treated as a long-term capital loss.

We do not receive any income tax deduction as a result of issuing shares pursuant to the Plan, except upon a sale or disposition of shares by an employee prior to the expiration of the two year holding period. In this event, we, or a participating subsidiary, generally will be entitled to a tax deduction equal to the amount of ordinary income recognized by the employee with respect to the sale or disposition of the shares.

                             EXECUTIVE COMPENSATION

The following table summarizes the compensation paid or accrued by us for services rendered by our Chief Executive Officer and the four most highly compensated other executive officers whose total salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers") during the year ended December 31, 2000. We did not grant any stock appreciation rights or make any long-term incentive plan payouts during the periods shown. None of our executive officers has received or is expected to receive perquisites that exceed the lesser of $50,000 or 10% of the salary and bonus of such executive.


                           Summary Compensation Table
                           --------------------------

                                                                                                    Long-Term
                                                                                               Compensation Awards
                                                                                            --------------------------
                                                               Annual Compensation            Securities Underlying
Name and                                                ---------------------------------            Options/
Principal Position                            Year          Salary($)          Bonus($)               SARs(#)
------------------                         ---------    ----------------  ----------------  --------------------------
John W. Collins..........................
  Chief Executive Officer                     2000           315,000            75,000               315,795
                                              1999           300,000            65,000               170,000
                                              1998           265,000            50,000               200,000

Donny R. Jackson.........................*    2000           186,250                --                60,000
                                              1999           202,750            35,000                80,000
                                              1998           189,750            27,000               100,000

Scott R. Meyerhoff.......................     2000           151,250            25,000               105,000
  Senior Vice President - Finance, Chief      1999           140,000            15,000                20,000
   Financial Officer and Secretary            1998           119,163             6,250               160,189

Michael R. Boian.........................     2000           140,000                --                 3,000
  Executive Vice President                    1999           140,000             4,000                 3,000
                                              1998           140,000                --

Kenneth E. Kudrey........................     2000           141,667             7,500                40,000
  Senior Vice President                       1999            73,000            10,000                15,000
                                              1998                --                --                    --

Michael D. Sulpy.........................     2000           140,000            10,000                 7,500
  Executive Vice President                    1999           120,000             7,500                17,500
                                              1998           113,333             3,000                    --


* Mr. Jackson served as our President and Chief Operating Officer until October 11, 2000.

Option Grants. The following table sets forth information concerning each grant of stock options to the Named Executive Officers during the year ending
December 31, 2000:


                                          Option / SAR Grants in Last Fiscal Year
                         -----------------------------------------------------------------------
                                                                                                      Potential Realizable Value
                                                   Percent of                                         at Assumed Annual Rates of
                                                 Total Options                                       Stock Price Appreciation for
                         Number of Securities      Granted to       Exercise or                             Option Term(1)
                          Underlying Options      Employees in         Base         Expiration      ------------------------------
                               Granted (#)        Fiscal Year       Price($/Sh)        Date              5%($)           10%($)
                         --------------------    -------------    -------------   -------------     -------------    -------------
John W. Collins.........       57,950                 5.10            $28.19          2/17/10           261,741          758,062
                               62,050                 5.46            $19.80          5/14/10           196,887          570,189
                              195,795                17.61            $24.61         11/29/10           772,169        2,236,402
Donny R. Jackson........       31,050                 2.73            $25.63          2/17/10           500,380        1,268,069
                               28,950                 2.55            $18.00          5/14/10           327,715          890,741
Scott R. Meyerhoff......       20,000                 1.76            $25.63          2/17/10           322,306          816,792
                               10,000                 0.88            $18.00          5/14/10           113,200          286,873
                               75,000                 6.60            $22.38         11/29/10         1,055,356        2,674,495
Michael R. Boian........        3,000                 0.03            $25.63          2/17/10            48,346          122,519
Kenneth E. Kudrey.......       20,000                 1.76            $25.63          2/17/10           322,306          816,792
                               20,000                 1.76            $22.38         11/29/10           281,428          713,199
Michael D. Sulpy........        7,500                 0.07            $26.63          2/17/10           120,865          306,297

_______________

(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance that the actual stock price appreciation over the term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.


The following table sets forth certain information regarding the exercisability of options and the number of options held by the Named Executive Officers who have been granted stock options, as of December 31, 2000:

                                                       Number of Unexercised Securities
                                                       Underlying Options at Fiscal Year       Value of Unexercised In-the-Money
                                                                    End (#)                      Options at Fiscal Year End ($)
                                                     -------------------------------------    ------------------------------------
               Name                                    Exercisable        Unexercisable         Exercisable       Unexercisable
               ----                                  ---------------    ------------------    ---------------   ------------------
John W. Collins..................................        233,510            479,128             3,873,339            2,741,879
Donny R. Jackson.................................        246,406            169,913             5,176,667            2,127,923
Scott R. Meyerhoff...............................        117,318            152,871             2,278,442            1,311,529
Michael R. Boian.................................         17,842              9,211               432,280              144,848
Kenneth E. Kudrey................................          5,000             50,000                68,438              244,375
Michael D. Sulpy.................................          5,833             19,167                90,983              189,954

Stock Option Plans

1996 Stock Option Plan. Our Board of Directors and shareholders approved our 1996 Stock Option Plan effective as of November 12, 1996. The purpose of the 1996 Stock Option Plan is to advance our own interests and the interests of our subsidiaries and shareholders by affording certain of our employees and directors, as well as our key consultants and advisors or key consultants and advisors of any of our subsidiaries, an opportunity to acquire or increase their proprietary interests in us. The objective of the issuance of stock options and grants of restricted stock under the 1996 Stock Option Plan is to promote our growth and profitability and the growth and profitability of our subsidiaries because the optionees and grantees will be provided with an additional incentive to achieve objectives through participation in this success and growth and will be encouraged to continue their association with or service to us.

Awards under the 1996 Stock Option Plan are granted by the Compensation and Stock Option Committee (the "Committee") composed of at least two independent directors. Awards issued under the 1996 Stock Option Plan may include incentive stock options ("ISOs"), non-qualified stock options ("NQSOs") and grants of restricted stock. The Committee administers the 1996 Stock Option Plan and generally has discretion to determine the terms of an option grant, including the number of option shares, option price, term, vesting schedule, the post-termination exercise period and whether the grant will be an ISO or NQSO. Notwithstanding this discretion: (i) the number of shares subject to options granted to any individual in any fiscal year may not exceed 315,795 shares (subject to certain adjustments); (ii) if an option is intended to be an ISO and is granted to a shareholder holding more than 10% of the combined voting power of all classes of our stock or the stock of our parent or subsidiary on the date of the grant of the option, the option price per share of common stock may not be less than 110% of the fair market value of such share at the time of grant; and (iii) the term of an ISO may not exceed 10 years, or 5 years if granted to a shareholder owning more than 10% of the total combined voting power of all classes of stock on the date of the grant of the option.

The Stock Option Plan provides for the granting of non-qualified stock options to our directors. The Board of Directors has approved grants to directors of (i) options to purchase 35,000 shares to each of our non-employee directors who beneficially owns less than 4% of our outstanding common stock on the date of his election to the Board of Directors and (ii) options to purchase 10,000 shares to each director on each anniversary date of his election to the Board at an exercise price equal to the fair market value of the common stock on the date the options are granted. Each individual director's option grant vests during the director's three-year term of service and each annual grant vests on the date of grant. Each director grant expires five years after the date of grant, unless canceled sooner as a result of termination of service or death, or unless such option is fully exercised prior to the end of the option period.

The maximum number of shares of common stock that currently may be subject to outstanding options, determined immediately after the grant of any option, is 3,121,352 shares (subject to certain adjustments). The 1996 Stock Option Plan provides that the number of shares of common stock available for issuance thereunder shall be automatically increased on the first trading day of each calendar year beginning January 1, 1999 by the lesser of (i) three percent of the number of shares outstanding on the preceding trading day or (ii) 315,795 shares (subject to certain adjustments). Shares of common stock that are attributable to awards which have expired, terminated or been canceled or forfeited during any calendar year are available for issuance or use in connection with future awards.

The 1996 Stock Option Plan will remain in effect until terminated by the Board of Directors. The 1996 Stock Option Plan may be amended by the Board without the consent of our shareholders, except that any amendment, although effective when made, will be subject to shareholder approval within one year after approval by the Board of Directors if the amendment (i) increases the total number of shares issuable pursuant to ISOs (other than the permitted annual increase), (ii) changes the class of employees eligible to receive ISOs that may participate in the 1996 Stock Option Plan, or (iii) otherwise materially increases the benefits accruing to recipients of ISOs.

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a public company's tax deduction for compensation to the chief executive officer and four other most highly compensated executive officers in excess of $1,000,000 in any tax year. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible. We intend that options granted with an exercise price at least equal to 100% of fair market value of the underlying stock at the date of grant will qualify as such "performance-based compensation," although other awards under the 1996 Stock Option Plan may not so qualify.

ProVesa, Inc. 1994 Stock Option Plan. In November 1996, as part of the acquisition of ProVesa, one of our subsidiaries, we executed a Stock Option Plan Assumption Agreement, pursuant to which 20,000 options outstanding under the ProVesa, Inc. 1994 Stock Option Plan (the "ProVesa Plan") were converted into options to acquire 42,106 shares of our common stock. We assumed the rights and obligations of ProVesa under the ProVesa Plan.

The purpose of the ProVesa Plan is to advance our own interests and the interests of our subsidiaries and our shareholders by affording certain of our employees and directors and our subsidiaries, as well as the key consultants and employees of our suppliers and contractors, an opportunity to acquire or increase their proprietary interests in us. The objective of the issuance of stock options and grants of restricted stock under the ProVesa Plan is to promote our growth and profitability and the growth and profitability of subsidiaries because the optionees and grantees will be provided with an additional incentive to achieve our objectives through participation in this success and growth and by encouraging their continued association with or service to us.

Awards under the ProVesa Plan are granted by the Board of Directors but may be granted by a committee. Awards under the ProVesa Plan may include ISOs, NQSOs or restricted stock. The committee that generally has discretion to determine the terms of an option grant, including the number of option shares, option price, term, vesting schedule, the post-termination exercise period and whether the grant will be an ISO or NQSO. Notwithstanding this discretion, if an option is intended to be an ISO and is granted to a shareholder holding more than 10% of the combined voting power of all classes of our stock or of our parent or subsidiary on the date of the grant of the option, the option price per share of common stock may not be less than 110% of the fair market value of such shares and the term of any option may not exceed 10 years, or 5 years if the option is intended to be an ISO and is granted to a shareholder owning more than 10% of total combined voting power of all classes of stock on the date of the grant of the option. Effective February 24, 1998, the Board of Directors determined that we will not issue any additional options under the ProVesa Plan.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      The rules of the Securities and Exchange Commission require us to disclose late filings of stock transaction reports by our executive officers and directors. Four reports, each covering one transaction, were inadvertently filed late by John W. Collins, Scott R. Meyerhoff, Donny R. Jackson, and Kenneth
E. Kudrey. To the best of our knowledge, all required filings in 2000, with the exception of those filings, were properly made in a timely fashion. In making the above statements, we have relied on the representations of the persons involved and on copies of their reports filed with the SEC.

________________________________________________________________________________

                             EMPLOYMENT AGREEMENTS

Collins Agreement. We entered into an employment agreement with Mr. Collins effective as of January 30, 1998 (the "Collins Agreement") under which he will serve as our Chief Executive Officer. The Collins Agreement provides that Mr. Collins will receive a base salary of not less than $265,000 per year. Mr. Collins' base salary may be increased upon a periodic review by the Board of Directors or a Board committee. In addition, Mr. Collins is entitled to incentive compensation as determined by the Board of Directors or a Board committee based upon achievement of targeted levels of performance and such other criteria as the Board of Directors or a committee shall establish from time to time, and an additional annual bonus as determined by the Board of Directors or a Board committee. Mr. Collins may participate in our 1996 Stock Option Plan and can receive health insurance for himself and his dependents, long-term disability insurance, civic and social club dues, use of an automobile owned or leased by us and other benefits.

The Collins Agreement has a term of three years and renews daily until either party fixes the remaining term at three years by giving written notice. We can terminate the Collins Agreement upon the executive's death or disability or for cause, and the executive can terminate his employment for any reason within a 90-day period beginning on the 30th day after any occurrence of a change in control or within a 90-day period beginning on the one-year anniversary of the occurrence of any change in control. If Mr. Collins' employment is terminated after a change in control (i) by us without cause or otherwise in breach of the Collins Agreement or (ii) by Mr. Collins for any reason, we must pay him all accrued compensation and bonus amounts and one-twelfth of his annual base salary and bonus for each of 36 consecutive 30-days periods following the termination. In addition, we must continue life and health insurance for the executive until he reaches age 65, and the executive's outstanding options to purchase common stock would vest and become immediately exercisable.

In the event Mr. Collins ceases to be our Chief Executive Officer for any reason other than by voluntary resignation, we shall offer to repurchase all of the common stock owned by Mr. Collins at a purchase price equal to the fair market value (as defined in the Collins Agreement). Also, in the Collins Agreement we granted, with respect to our shares of common stock, piggyback and, after any termination of employment, demand registration rights to Mr. Collins. Mr. Collins has further agreed to maintain the confidentiality of our trade secrets for a period of one year, if terminated for cause, and not to solicit our employees or customers.

Other Employment Agreements. On February 1, 1998, we entered into an employment agreement with Mr. Meyerhoff (the "Meyerhoff Agreement") under which he serves as our Chief Financial Officer. The Meyerhoff Agreement has a term of one year which renews automatically at the end of each term unless earlier terminated by us or Mr. Meyerhoff. We can terminate the Meyerhoff Agreement upon his death or disability or for cause, and Mr. Meyerhoff can terminate his employment for any reason within a 90-day period beginning on the 30th day after any occurrence of a change in control or within a 90-day period beginning on the one-year anniversary of the occurrence of any change in control. If Mr. Meyerhoff's employment is terminated for any reason after a change in control, we must pay Mr. Meyerhoff a lump sum cash payment equal to three-fourths of his annual base salary and bonus and Mr. Meyerhoff's outstanding options to purchase common stock would vest and become immediately exercisable.

On May 28, 1999, we entered into an employment agreement with Mr. Kudrey (the "Kudrey Agreement") in which he serves as our Senior Vice President of Data Processing. The Kudrey Agreement has a term of two years which renews automatically at the end of each term unless earlier terminated by us or Mr. Kudrey. We can terminate the Kudrey Agreement upon his death or disability or for cause. Mr. Kudrey can terminate his employment for any reason within a 90-day period beginning on the 30th day after any occurrence of a change in control or within a 90-day period beginning on the one-year anniversary of the occurrence of any change in control. If Mr. Kudrey's employment is terminated for any reason after a change in control, we must pay Mr. Kudrey a lump sum cash payment equal to three-fourths of his annual base salary and bonus and Mr. Kudrey's outstanding options to purchase common stock would vest and become immediately exercisable.

Compensation Committee Interlocks And Insider Participation. The Compensation and Stock Option Committee of the Board was formed on July 6, 1998. The current members of the Compensation and Stock Option Committee are Messrs. Knox, Burke and Schneider. Messrs. Burke and Schneider have not been one of our officers or employees at any time.

________________________________________________________________________________

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report and the Stock Performance Chart which follows shall not be deemed to be incorporated by reference into any such filing.

The Compensation and Stock Option Committee (the "Committee") consists of the following members of the Board: Jon R. Burke, Boone A. Knox and John D. Schneider. The Committee reviews and determines our executive compensation objectives and policies. The Committee also reviews and sets the compensation of our Chief Executive Officer and certain of our other highly compensated executive officers.

The objectives of our executive compensation program are to: (i) attract, retain and motivate highly talented and productive executives; (ii) provide incentives for superior performance by paying above-average compensation; and (iii) align the interests of the executive officers with the interests of our shareholders by basing a significant portion of compensation upon our performance. Our executive compensation program combines the following three components, in addition to the benefit plans offered to all employees: base salary (including cash provided for automobile allowances); bonus; and long-term incentive compensation consisting of stock option grants. Each component of our executive compensation program serves a specific purpose in meeting our objectives.

It is our policy to set base salary levels, bonuses and long-term incentive compensation above an industry average. We select comparison corporations on the basis of a number of factors, such as their size and complexity, the nature of their businesses, the regions in which they operate, the structure of their compensation programs (including the extent to which they rely on bonuses and other contingent compensation) and the availability of compensating information. These other corporations are not necessarily those included in the indices used to compare the shareholder return in the Stock Performance Graph. Further, the corporations selected for such comparison may vary from year to year based upon market conditions and changes in both the selected corporations' businesses and our business over time. We believe that above-average compensation levels are necessary to attract and retain high caliber executives necessary for the successful conduct of our business.

Base salary. The Committee reviews the salaries of our executives annually. When setting base salary levels, in a manner consistent with the objectives outlined above, the Committee considers competitive market conditions for executive compensation, the individual executive's performance and our performance.

The measures of individual performance considered in setting salaries included, to the extent applicable to an individual executive officer, a number of factors such as our historical and recent financial performance in the principal area of responsibility of the officer (including measures such as gross margin, net income, sales, customer count and market share), the individual's progress toward non-financial goals within his area of responsibility, individual performance, experience and level of responsibility and other contributions made to our success. The Committee has not found it practicable, nor has it attempted, to assign relative weights to the specific factors used in determining base salary levels, and the specific factors used may vary among individual officers. As is typical for most corporations, payment of base salary is not conditioned upon the achievement of any specific, pre-determined performance targets.

Bonus. Our cash bonus program seeks to motivate executives to work effectively to achieve our financial performance objectives and to reward them when those objectives are met. Executives' bonus payments are based upon our overall profitability.

Long-term incentive compensation. We believe that option grants: (i) align executive interests with shareholder interests by creating a direct link between compensation and shareholder return; (ii) give executives a significant, long-term interest in our success; and (iii) help retain key executives in a competitive market for executive talent.

Benefits. We believe that we must offer a competitive benefit program to attract and retain key executives. During 2000, we provided medical and other benefits to each executive officer.

Compensation of the Chief Executive Officer. The Chief Executive Officer's compensation plan includes the same elements and performance measures as the plans of our other executive officers as described above. The Committee believes that Mr. Collins' total compensation reflects the unique contributions that he makes to our long-term strategic performance as one of the leading innovators in the financial services technology industry. For the year ending December 31, 2000, Mr. Collins' base salary was $315,000 and he was awarded a $75,000 bonus for the year. Mr. Collins' salary and bonus payments for 2000 were based on, among other factors, our performance and the 1999 compensation of chief executive officers of comparable companies, although his compensation was not linked to any particular group of these companies.

Pay Deductible Limit. Under Section 162(m) of the Internal Revenue Code and federal tax regulations, public companies are prohibited from receiving a tax deduction for compensation in excess of $1 million paid to the chief executive officer or any of the four other most highly compensated executive officers for any fiscal year. The prohibition does not apply to certain performance based compensation. We take into consideration this compensation deductibility limit in structuring our compensation programs and in determining executive compensation. At this time, our applicable executive officer compensation does not exceed $1 million, and we do not expect that it is likely to be affected by these nondeductibility rules in the near future.

Submitted by:  Jon R. Burke
               John D. Schneider
               Boone A. Knox

                            STOCK PERFORMANCE GRAPH

The chart below compares the cumulative total shareholder return on our common stock with the cumulative total return on the Nasdaq (U.S. Companies) Index and the Nasdaq (Computer and Data Processing Services) Index for the period commencing June 11, 1998 (the first day of trading of the common stock as a result of our initial public offering) and ending December 31, 2000, assuming an investment of $100 and the reinvestment of any dividends. The base price for our stock is the initial public offering price of $7.00 per share. Our common stock was traded on the American Stock Exchange until Friday, March 26, 1999.
On Monday, March 29, 1999 our common stock began trading on the Nasdaq National Market. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the common stock.

                    [STOCK PERFORMANCE GRAPH APPEARS HERE]

                                                THE INTERCEPT GROUP, INC.

                                                 Cumulative Total Return
                                      -------------------------------------------
                                      6/11/98      12/98       12/99       12/00
                                      -------     -------     -------     -------
THE INTERCEPT GROUP, INC.             $100.00     $100.00     $409.49     $368.11
NASDAQ STOCK MARKET (U.S.)            $100.00     $127.52     $236.97     $142.58
NASDAQ COMPUTER & DATA PROCESSING     $100.00     $143.13     $314.50     $145.46

                               SECURITY OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of our common stock by: (i) each person or entity known by us to beneficially own more than 5% of the outstanding common stock; (ii) each of our directors; (iii) each Named Executive Officer; and (iv) all of our directors and executive officers as a group. The information in the table is based on information from the named persons regarding their ownership of our common stock. Unless otherwise indicated, each of the holders listed below has sole voting power and investment power over the shares beneficially owned and each person listed below as one of our Executive Officers or Directors has an address in care of our principal office.

For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after March 31, 2001 or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within 60 days after such date are deemed to be outstanding for purposes of computing the percentage for such person or group but are not deemed to be outstanding for the purpose of computing the percentage of any other person or group. The numbers shown in the vested options column are as of March 31, 2001. No options will vest during the 60 days following March 31, 2001. We had 14,219,725 shares outstanding on March 31, 2001.

------------------------------------------------------------------------------------------------------------------
                                                                   Vested           Beneficial Shares
              Name                       Shares Owned              Options                Owned               %
------------------------------------------------------------------------------------------------------------------
Executive Officers and Directors
--------------------------------
John W. Collins (1)                         1,355,270               278,510             1,633,780             11.3
Donny R. Jackson (2)                          459,045               302,986               762,031              5.2
Scott R. Meyerhoff                                  0               130,651               130,651                *
Michael R. Boian                                6,000                19,842                25,842                *
Kenneth E. Kudrey                                   0                16,667                16,667                *
Michael D. Sulpy                              385,714                11,666               397,380              2.8
Jon R. Burke                                        0                50,000                50,000                *
Boone A. Knox                                       0                40,000                40,000                *
John D. Schneider, Jr.                              0                28,334                28,334                *
Glenn W. Sturm                                381,044                36,415               417,419              3.1


All directors and executive and key
 officers as a group (11 persons)           2,587,133               915,071             3,502,204             23.1


5% Shareholders
---------------
Arbor Capital Management, LLC (3)             812,200                                     812,200              5.7
SLMsoft.com Inc. (4)                          868,070                                     868,070              6.1
Vir A. Nanda (5)                              845,044                     0               845,044              6.6
------------------------------------------------------------------------------------------------------------------

---------------
 *   Indicates less than 1%

(1) John W. Collins retains the right to vote the shares of Ms. Tena R. Collins. As of March 31, 2001, Ms. Collins owned 200,000 shares of InterCept common stock. Mr. Collins' address is in care of our principal office.

(2) Mr. Jackson's address is in care of Netzee, Inc., 6190 Powers Ferry Road, Suite 400, Atlanta, Georgia 30339.

(3) As reported by Arbor Capital Management, LLC in a Statement on Schedule 13G filed with the Securities and Exchange Commission as of February 12, 2001. In its Statement on Schedule 13G, Arbor reports that it is an investment advisor registered under Section 203 of the Investment Advisers Act of 1940 to several investment companies. Arbor's address is One Financial Plaza, 120 South Sixth Street, Suite 100, Minneapolis, Minnesota 55402.

(4) As reported by SLMsoft.com inc. in a Statement on Schedule 13G filed with the Securities and Exchange Commission as of April 2, 2001. SLMsoft.com Inc.'s address is 1 Yorkdale Road, Suite 6, Toronto, Ontario M6A 3A1, Canada.

(5) As reported by Vir A. Nanda in a Statement on Schedule 13G filed with the Securities and Exchange Commission as of March 26, 2001. Mr. Nanda's address is 1040 Ven Villa Road, Marietta, Georgia 30062.

--------------------------------------------------------------------------------

                      SUBMISSION OF SHAREHOLDER PROPOSALS
                            AND DIRECTOR NOMINATIONS

Any proposal a shareholder may desire to have included in our proxy materials for presentation at our 2002 Annual Meeting of Shareholders must be received by us at our principal executive offices by December 5, 2001. Our bylaws provide procedures which a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. These procedures require shareholder proposals to be submitted in writing to our corporate Secretary at 3150 Holcomb Bridge Rd., Suite 200, Norcross, Georgia 30071. The nomination or proposed item of business must be received no later March 15, 2002.

--------------------------------------------------------------------------------

                             AVAILABLE INFORMATION

We are subject to the informational requirements of the Exchange Act and is required to file reports, proxy statements and other information with the Securities and Exchange Commission. Shareholders may inspect and copy such reports, proxy statements and other information at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Shareholders may also obtain copies of the reports, proxy statements and other information from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. The Commission maintains a World Wide Web site on the internet at http://www.sec.gov
                                                              ------------------
that contains reports, proxies, information statements, and registration statements and other information filed with the Commission through the EDGAR system. Our common stock is traded on the Nasdaq National Market (Symbol:
ICPT), and such reports, proxy statements and other information concerning us also can be inspected at the offices of Nasdaq, 1735 K Street, N.W. Washington, D.C. 20006. Nasdaq maintains a web site at www.nasdaq.com.

                                 OTHER BUSINESS

     The Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the persons named in the proxy card will vote such proxy on such matters as determined by a majority of the Board of Directors.


                              By Order of the Board of Directors

                              /s/ John W. Collins
                              ----------------------------------------
                              John W. Collins
                              Chairman of the Board

                                                                      Appendix A

                           The InterCept Group, Inc.
                            Audit Committee Charter

                               ARTICLE I. PURPOSE

The audit committee assists the Board of Directors in fulfilling its oversight responsibilities. The Audit Committee's primary responsibilities are to serve as an independent and objective party to:

  o Review the corporation's auditing, accounting, and financial reporting processes;

  o Monitor the corporation's internal controls regarding accounting, finance, legal compliance, and ethics;

  o Review and evaluate the corporation's outside auditors and internal auditing function; and

  o Provide an open avenue of communication among the outside auditors, financial and senior management, the internal auditing function, and the Board of Directors.

Consistent with these responsibilities, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures, and practices at all levels. The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Article V of this charter.

                                  ARTICLE II.
                     RELATIONSHIP WITH THE OUTSIDE AUDITORS

The corporation's outside auditor is ultimately responsible to the Board of Directors and the Audit Committee. Subject to an affirming vote by a plurality of stockholders. The Board of Directors has the ultimate authority and responsibility to select, evaluate, and replace the outside auditors.

Management is responsible for preparing the corporation's financial statements. The corporation's outside auditors are responsible for auditing the financial statements. The activities of the committee are in no way designed to supersede or alter these traditional responsibilities.

                                  ARTICLE III.
                                  COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board. The Board of Directors shall also designate a chairperson of the committee. Each member of the Audit Committee shall be an independent director who is free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement from management and the corporation. Notwithstanding the foregoing, in cases where the Audit Committee reasonably believes it to be in the best interests of the Company, a non-independent director may be nominated who is financially literate provided
i) a majority of Audit Committee members are independent, and ii) the Chairperson is independent. The members of the Audit Committee shall satisfy at all times the requirements for audit committee membership of any exchange on which the corporation's securities are listed or of any applicable law.

Relationships that would disqualify a director from serving on the audit committee include:

  o Employment by the corporation or its affiliates during the current year of any of the past three years;

  o Being an immediate family member of a person who is or has been in the past three years an executive officer of the corporation or its affiliates; or

  o Being an executive of a company if any executive of the corporation sits on the compensation committee of such other company.

In addition, each member of the Audit Committee shall be or become within a reasonable period of time after his or her appointment to the committee, financially literate. At least one member of the Audit Committee shall have accounting or related financial management expertise. The Board of Directors shall determine whether a member of the Audit Committee is financially literate or has accounting or related financial management expertise. Committee members may enhance their financial literacy by participating in educational programs.

                                  ARTICLE IV.
                                   MEETINGS

The Audit Committee shall meet regularly and as circumstances dictate. Regular meetings of the Audit Committee may be held without notice at such time and at such place as shall from time to time be determined by the chairperson of the Audit Committee, the president, or the secretary of the corporation. Special meetings of the Audit Committee may be called by or at the request of any member of the Audit Committee, any of the corporation's executive officers, the secretary, the director of internal auditing or the outside auditors, in each case on at least twenty-four hours notice to each member.

If the Board of Directors, management, the director of internal auditing function, or outside auditors desire to discuss matters in private, the Audit Committee shall meet in private with such person or group.

A majority of the Audit Committee members shall constitute a quorum for the transaction of the committee's business. Unless otherwise required by applicable law, the corporation's charter or bylaws or the Board of Directors, the Audit Committee shall act upon the vote or consent of a majority of its members at a duly called meeting at which a quorum is present. Any action of the audit committee may be taken by a written instrument signed by all of the members of the Audit Committee. Meetings of the Audit Committee may be held at such place or places as the Audit Committee shall determine or as may be specified or fixed in the respective notices or waivers of a meeting. Members of the Audit Committee may participate in Audit Committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, or such participation shall constitute presence in person at such proceedings.

                                   ARTICLE V.
                              SPECIFIC ACTIVITIES

Without limiting the Audit Committee's authority, the Audit Committee shall carry out the following specific activities.

Section 5.1. Review of Documents and Reports

a.  Review and reassess this charter at least annually.

b. Review the corporation's annual report on Form 10-K, including the corporation's year end financial statements, before its release and consider whether the information is adequate and consistent with members' knowledge about the corporation and its operations.

c. Review the corporation's quarterly reports on Form 10-Q prior to their filing or prior to the release of earnings and consider whether the information is adequate and consistent with members' knowledge about the corporation and its operations. The chairperson of the committee may represent the entire committee for purposes of this review.

Section 5.2. Outside Auditors

a. Recommend to the Board of Directors the selection of the outside auditors, considering independence and effectiveness and approve the fees and other compensation to be paid to the outside auditors. On an annual basis, the committee shall require the outside auditors to provide the committee with a written statement disclosing all relationships between the corporation and the outside auditors. The committee should review and discuss these relationships with the outside auditors to determine the auditors' independence. The committee shall take or recommend appropriate action to ensure the independence of the outside auditors.

b. Review with the outside auditors the scope, approach, and results of the annual auditing engagement.

c. Ensure that the outside auditors inform the committee of any fraud, illegal acts, or deficiencies in internal control of which they become aware and communicate certain required matters to the committee.

d. Review with the outside auditors their performance and approve any proposed discharge of the outside auditors when circumstances warrant.

e. Direct and supervise special audit inquiries by the outside auditors as the Board of Directors of the committee may request.

Section 5.3. Financial Reporting Processes

a. Review significant accounting and reporting issues, including recent professional and regulatory pronouncements or proposed pronouncements, and understand their impact on the corporation's financial statements.

b. In consultation with the outside auditors and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

c. Consider the outside auditors' judgments about the quality and appropriateness of the corporation's accounting principles as applied in its financial reporting.

d. Consider and approve, if appropriate, major changes to the corporation's auditing and accounting principles and practices as suggested by the outside auditors, management, or the internal auditing function.

Section 5.6. Reporting Responsibilities

a. Regularly update the Board of Directors about committee activities and make appropriate recommendations.

                                  ARTICLE VI.
                                 MISCELLANEOUS

The Audit Committee may perform any other activities consistent with this charter, the corporation's charter and bylaws, and governing law as the committee or the board deems necessary or appropriate.



                                 OTHER MATTERS

The Board knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys and proxies in the proxies.


                                              By Order of the Board of Directors

                                                          /s/ Scott R. Meyerhoff

                                                              Scott R. Meyerhoff
                                                                       Secretary

Dated: June 10, 2000

                                                                      Appendix B

                           THE INTERCEPT GROUP, INC.

2001 EMPLOYEE STOCK PURCHASE PLAN

  The following constitute the provisions of the 2001 Employee Stock Purchase Plan of The InterCept Group, Inc.

     1.  Purpose.  The purpose of the Plan is to provide employees of the
         -------
Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423.

     2.  Definitions.
         -----------

          (a) "Administrator" shall mean the Board or any Committee designated
               -------------
by the Board to administer the plan pursuant to Section 14.

          (b) "Board" shall mean the Board of Directors of the Company.
               -----

          (c) "Change of Control" shall mean the occurrence of any of the
               -----------------
following events:

               (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

               (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or

               (iii) The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

               (iv) A change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. "Incumbent Directors" shall mean Directors who either (A) are Directors of the Company, as applicable, as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.
               ----

          (e) "Committee" means a committee of the Board appointed by the Board
               ---------
in accordance with Section 14 hereof.

          (f) "Common Stock" shall mean the common stock of the Company.
               ------------

          (g) "Company" shall mean The InterCept Group, Inc., a Delaware
               -------
corporation.

          (h) "Compensation" shall mean all base straight time gross earnings,
               ------------
commissions overtime and shift premium, but exclusive of payments for incentive compensation, bonuses and other compensation.

          (i) "Designated Subsidiary" shall mean any Subsidiary selected by the
               ---------------------
Administrator as eligible to participate in the Plan.

          (j) "Eligible Employee" shall mean any individual who is a common law
               -----------------
employee of the Company or any Designated Subsidiary and whose customary employment with the Company or Designated Subsidiary is at least twenty (30) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

          (k) "Exercise Date" shall mean the first Trading Day on or after
               -------------
January 1, April 1, July 1 and October 1 of each year. The first Exercise Date under the Plan shall be July 1, 2001.

          (l) "Fair Market Value" shall mean, as of any date, the value of
               -----------------
Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board; or

          (m) "Offering Date" shall mean the first Trading Day of each Offering
               -------------
Period.

          (n) "Offering Periods" shall mean the periods of approximately twenty-
               ----------------
four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after January 1, April 1, July 1 and October 1 of each year and terminating approximately twenty-four months later The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

          (o) "Plan" shall mean this Employee Stock Purchase Plan.
               ----

          (p) "Purchase Period" shall mean the approximately three (3) month
               ---------------
period commencing on one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Offering Date and end with the next Exercise Date.

          (q) "Purchase Price" shall mean eighty-five percent (85%) of the Fair
               --------------
Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20.

          (r) "Subsidiary" shall mean a "subsidiary corporation," whether now or
               ----------
hereafter existing, as defined in Section 424(f) of the Code.

          (s) "Trading Day" shall mean a day on which national stock exchanges
               -----------
and the Nasdaq System are open for trading.

     3.  Eligibility.
         -----------

          (a) First Offering Period. Any individual who is an Eligible Employee
              ---------------------
immediately prior to the first Offering Period shall be automatically enrolled in the first Offering Period.

          (b) Subsequent Offering Periods. Any Eligible Employee on a given
              ---------------------------
Offering Date shall be eligible to participate in the Plan.

          (c) Limitations. Any provisions of the Plan to the contrary
              -----------
notwithstanding, no Eligible Employee shall be granted an option under the Plan
(i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4.  Offering Periods. The Plan shall be implemented by consecutive,
         ----------------
overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1, April 1, July 1 and October 1 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof; provided, however, that the first Offering Period under the Plan shall commence on July 1, 2001. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

     5.  Participation.
         -------------

          (a) First Offering Period.  An Eligible Employee shall be entitled to
              ---------------------
participate in the first Offering Period only if such individual submits a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan (i) no earlier than the effective date of the Form S-8 registration statement with respect to the issuance of Common Stock under this Plan and (ii) no later than five (5) business days (or such other number of days as determined by the Administrator) from the effective date of such S-8 registration statement (the "Enrollment Window"). An Eligible Employee's failure to submit the subscription agreement during the Enrollment Window shall result in the automatic termination of such individual's participation in the Offering Period.

          (b) Subsequent Offering Periods.  An Eligible Employee may become a
              ---------------------------
participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office prior to the applicable Offering Date.

     6.  Payroll Deductions.
         ------------------

          (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding the lesser of ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period or $25,000 per year; provided, however, that should a pay day occur on an Exercise Date, a participant shall have the payroll deductions made on such day applied to his or her account under the new Offering Period or Purchase Period, as the case may be. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

          (b) Payroll deductions for a participant shall commence on the first payday following the Offering Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof; provided, however, that for the first Offering Period, payroll deductions shall commence on the first payday on or following the end of the Enrollment Window.

          (c) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

          (d) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Administrator may, in its discretion, limit the nature and/or number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following ten (10) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly.

          (e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

          (f) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee.

     7.  Grant of Option.  On the Offering Date of each Offering Period, each
         ---------------
Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Eligible Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Eligible Employee be permitted to purchase during each Purchase Period more than 10,000 shares of the Company's Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The Eligible Employee may accept the grant of such option by turning in a completed Subscription Agreement (attached hereto as Exhibit A) to the Company on or prior to an Offering Date, or with respect to the first Offering Period, prior to the last day of the Enrollment Window. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company's Common Stock an Eligible Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

     8.  Exercise of Option.
         ------------------

          (a) Unless a participant withdraws from the Plan as provided in
Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other funds left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

          (b) If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's shareholders subsequent to such Offering Date.

     9.  Delivery.  As soon as reasonably practicable after each Exercise Date
         --------
on which a purchase of shares occurs, the Company shall arrange the delivery to each participant the shares purchased upon exercise of his or her option in a form determined by the Administrator.

     10.  Withdrawal.
          ----------

          (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

          (b) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

     11.  Termination of Employment. Termination of a participant's employment
          -------------------------
for any reason, including retirement, death or the failure of a participant to remain an Eligible Employee of the Company or of a Designated Subsidiary, immediately terminates his or her participation in this Plan. In such event, the payroll deductions credited to the participant's account during the Offering Period but not yet used to purchase shares under the Plan will be returned without interest to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof. For purposes of this Section 11, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Designated Subsidiary in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

     12.  Interest.  No interest shall accrue on the payroll deductions of a
          --------
participant in the Plan.

     13. Stock.
         -----

          (a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 500,000 shares.

          (b) Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant shall only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such shares.

          (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

     14.  Administration.  The Administrator shall administer the Plan and shall
          --------------
have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

     15.  Designation of Beneficiary.
          --------------------------

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

          (c) All beneficiary designations shall being such form and manner as the Administrator may designate from time to time.

     16.  Transferability.  Neither payroll deductions credited to a
          ---------------
participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

     17.  Use of Funds.  All payroll deductions received or held by the Company
          ------------
under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions. Until shares are issued, participants shall only have the rights of an unsecured creditor.

     18.  Reports.  Individual accounts shall be maintained for each participant
          -------
in the Plan. Statements of account shall be given to participating Eligible Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     19.  Adjustments Upon Changes in Capitalization, Dissolution, Liquidation,
          ---------------------------------------------------------------------
Merger or Change of Control.
---------------------------

          (a) Changes in Capitalization.  Subject to any required action by the
              -------------------------
shareholders of the Company, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), the number of shares that may be added annually to the shares reserved under the Plan (pursuant to Section 13(a)(i), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised) shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

          (b) Dissolution or Liquidation.  In the event of the proposed
              --------------------------
dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date"), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company's proposed dissolution or liquidation. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

          (c) Merger or Change of Control.  In the event of a merger or Change
              ---------------------------
of Control, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company's proposed merger or Change of Control. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant's option has been changed to the New Exercise Date and that the participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in
Section 10 hereof.

     20.  Amendment or Termination.
          ------------------------

           (a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as otherwise provided in the Plan, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in
Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

          (b) Without shareholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

          (c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

               (i) increasing the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

               (ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

               (iii) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

     21.  Notices.  All notices or other communications by a participant to the
          -------
Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     22.  Conditions Upon Issuance of Shares.  Shares shall not be issued with
          ----------------------------------
respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     23.  Term of Plan.  The Plan shall become effective upon the adoption by
          ------------
the Board of Directors and its approval by the shareholders of the Company. It shall continue in effect until terminated under Section 20 hereof.

     24.  Automatic Transfer to Low Price Offering Period.  To the extent
          -----------------------------------------------
permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Offering Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period.

                                                                       EXHIBIT A

                           THE INTERCEPT GROUP, INC.

                       2001 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT

      Original Application  Offering Date:
-----                                       ----------------

      Change in Payroll Deduction Rate
-----

      Change of Beneficiary(ies)
-----

1. _____________________ hereby elects to participate in the The InterCept Group, Inc. 2001 Employee Stock Purchase Plan (the "Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ____% of my Compensation on each payday (from 0 to 10%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

5. Shares purchased for me under the Plan should be issued in the name(s) of (Eligible Employee or Eligible Employee and Spouse only).

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the
                                                               -------------
Company in writing within 30 days after the date of any disposition of my shares
--------------------------------------------------------------------------------
and I will make adequate provision for Federal,state or other tax withholding
-----------------------------------------------------------------------------
obligations, if any, which arise upon the disposition of the Common Stock.  The
-------------------------------------------------------------------------------
Company may, but will not be obligated to, withhold from my compensation the
---------------------------------------
amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) fifteen percent (15%) of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.


Name and Address of Participant (please print):

----------------------------------

----------------------------------

----------------------------------

Social Security Number:

-------------------------




I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.


Signature:
           ----------------------------------

Date:
           ---------------------

                                   EXHIBIT B

                           THE INTERCEPT GROUP, INC.

                       2001 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL


  The undersigned participant in the Offering Period of The InterCept Group, Inc. Employee Stock Purchase Plan which began on ____________, ______ (the "Offering Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.


Name and Address of Participant (please print):

----------------------------------

----------------------------------

----------------------------------


Signature:
           -----------------------


Date:
      ---------------

                      PROXY SOLICITED FOR ANNUAL MEETING
                              OF SHAREHOLDERS OF
                           THE INTERCEPT GROUP, INC.
                          TO BE HELD ON MAY 15, 2001

         This Proxy is Solicited on Behalf of the Board of Directors.

     The undersigned hereby constitutes and appoints JOHN W. COLLINS and SCOTT
R. MEYERHOFF each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of The InterCept Group, Inc. ("InterCept") that the undersigned would be entitled to vote at the 2001 Annual Meeting of Shareholders of InterCept to be held at InterCept's corporate office located at 3150
Holcomb Bridge Road, Norcross, Georgia on Monday, May 15, 2001 at 9.00 a.m., local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE, TWO AND THREE AS STATED BELOW AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THIS MEETING.

PLEASE MARK, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

     1.  Election of Directors.

                     Class II Nominees (terms expire 2004)
                                John W. Collins
                               Donny R. Jackson

     [_] FOR all nominees listed                 [_] WITHHOLD AUTHORITY
     (except as marked to the contrary)          to vote for all nominees voted
   Instruction: To withhold authority to vote for any individual nominee(s), write out nominee's name(s) in the space provided below.)
--------------------------------------------------------------------------------




     2. Ratification of the selection of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 2001.

               [_]  FOR              [_] AGAINST            [_] ABSTAIN

     3. Proposal to approve The InterCept Group, Inc. 2001 Employee Stock Purchase Plan.

               [_]  FOR              [_] AGAINST            [_] ABSTAIN

     4. IN THEIR DISCRETION, to act upon such other business as may properly come before the meeting or any adjournment hereof.

     Note: Please sign exactly as name or names appear hereon. Where more than one owner is shown, each should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.


                                         Date_____________________________, 2001

                                         _______________________________________
                                         Signature of Shareholder(s)

                                         _______________________________________
                                         Signature of Shareholder(s)